Exhibit 32

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

The undersigned, Trevor Fetter, the President, Chief Executive Officer and Interim Chief Financial Officer of Tenet Healthcare Corporation (the “Registrant”), does hereby certify that (i) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (the “Form 10-Q”), to be filed with the Securities and Exchange Commission on August 7, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant and its subsidiaries.

Date: August 6, 2012	/s/ TREVOR FETTER Trevor Fetter President and Chief Executive Officer Interim Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.